LOGO IS FOR POSITION ONLY

AMERICAN BANK NOTE COMPANY 55TH STREET AT SANSOM STREET PHILADELPHIA, PA 19139 (215) 764-8600	PRODUCTION COORDINATOR: SUE MCNAMEE: 215-764-8513 PROOF OF DECEMBER 27, 2001 LANDMARK LAND COMPANY, INC. H 72106 face
SALES: J. NAPOLITANO: 212-269-0339 X-14	OPERATOR: sg
/NET/BANKNOTE/HOME 23/LANDMARK/H72106	NEW



COMMON STOCK

LANDMARK LAND COMPANY, INC.

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 515062 10 7

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS IS TO CERTIFY that

is the owner of

FULLY-PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF THE PAR VALUE OF EACH

of LANDMARK LAND COMPANY, INC. transferable on the books of the Corporation by the holder in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, of the Corporation (a copy of which certificate is on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the signatures of its duly authorized officers.

Dated:

LANDMARK LAND COMPANY, INC. INCORPORATED 1984 DELAWARE

Secretary

President

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
(NEW YORK, N.Y.)
TRANSFER AGENT AND REGISTRAR

BY:

AUTHORIZED SIGNATURE

AMERICAN BANK NOTE COMPANY.